THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CNS RESPONSE, INC.
SECURED CONVERTIBLE PROMISSORY NOTE

$1,000,000.00	June 12, 2009
Costa Mesa, California

FOR VALUE RECEIVED, CNS Response, Inc., a Delaware corporation (the “Company”), promises to pay to Mr. John Pappajohn (“Investor”, or “Noteholder”), or his registered assigns, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00), together with a single payment of Ninety Thousand Dollars ($90,000) (the “Premium Payment”) to be paid upon pursuant to Section 2 below.  All unpaid principal, together with the Premium Payment and other amounts payable under this Secured Convertible Promissory Note (this “Note”) shall be due and payable, unless converted pursuant to Section 6 below, on the earlier of (i) a declaration by Investor on or after June 30, 2010 (the “Maturity Date”) that such amounts are due and payable or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are made due and payable in accordance with the terms hereof.   This Note is secured by a lien on all of the assets of the Company granted pursuant to the terms of Section 5 of the Bridge Note and Warrant Purchase Agreement, dated as of the date hereof between the Company and Investor (the “Purchase Agreement”).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which the Company and Investor agree:

1. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Equity Financing Conversion Price” shall mean 100% of the per share price paid for the securities in the Qualified Equity Financing.

(c) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any other Person who is the registered holder of this Note.

(d)  “Outstanding Debt” shall mean, as of a particular time, the sum of (i) the then outstanding principal amount of this Note and (ii) the Premium Payment.

(e) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(f) “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Premium Payment.  Subject to Sections 3 and 6, the Premium Payment shall be payable at the earlier of (i) a declaration by Investor on or after the Maturity Date that the Outstanding Debt is due and payable, (ii) prepayment of this Note pursuant to Section 3 below, (iii) conversion of the Outstanding Debt pursuant to Section 6 and (iv) when, upon or after the occurrence of an Event of Default (as defined below), the Outstanding Debt is made due and payable in accordance with the terms hereof.

3. Prepayment.  This Note may not be prepaid except with the prior written consent of Investor.  Notwithstanding any other provision of this Note, if prior to the date on which all of the Outstanding Debt is repaid there is a liquidation, dissolution or winding-up of the Company (a “Liquidation Event”), then, unless Investor provides written notice to the Company to the contrary prior to the Liquidation Event, concurrently with the Liquidation Event, in full satisfaction of the Outstanding Debt, the Company shall pay Investor an amount equal to the product of (x) 250% multiplied by (y) the Outstanding Debt.  Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed along with an indemnity with respect thereto in a form satisfactory to the Company) at the closing of the Liquidation Event for cancellation; provided, however, that upon payment of the amounts set forth above with respect to the Outstanding Debt, the Outstanding Debt shall be deemed satisfied and paid in full and the Company shall have no other obligation with respect to the Outstanding Debt, whether or not this Note is delivered for cancellation as set forth in the preceding sentence.

4. Notice of Defaults. The Company shall furnish to Investor written notice of the occurrence of any Event of Default hereunder promptly following the occurrence thereof.

5. Events of Default.

(a) The occurrence of any of the following shall constitute an “Event of Default”:

(i) Failure of the Company to pay the principal or the Premium Payment on this Note when due.

(ii) Failure of the Company to perform or observe any covenant or agreement as required by this Note and continuation of such failure for a period of ten (10) days following written notice from Investor.
(iii) The Company makes a general assignment for the benefit of creditors.

(iv) Any proceeding is instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, and such proceeding is not dismissed within sixty (60) days.

(v) The entry against the Company of a final judgment, decree or order for the payment of money in the excess of $25,000 and the continuance of such judgment, decree or order unsatisfied for a period of thirty (30) days without a stay of execution.

(vi) Any representation or warranty of the Company made in this Note is proven not to have been true and correct in any material respect as of the date of this Note.

(vii) George Carpenter voluntarily or involuntarily terminates his employment with the Company.

(b) If an Event of Default occurs and is continuing, Investor may exercise any or all of the following rights and remedies:

(i) Declare the Note and the Premium Payment be immediately due and payable, and upon such declaration, the Note and the Premium Payment shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived.

(ii) Exercise any and all other rights and remedies available to Investor under Section 5 of the Purchase Agreement and otherwise available to creditors at law and in equity.

6. Conversion.

(a) Automatic Conversion.  In the event that the Company consummates, while the Outstanding Debt is outstanding, an equity financing of not less than $1,500,000, excluding any and all notes and other liabilities or indebtedness which are converted, and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the Outstanding Debt (excluding the Premium Payment, which would be made in cash in accordance with Section 2) shall automatically convert into the number of securities issued as part of the Qualified Equity Financing equal to the quotient of (x) the Outstanding Debt divided by (y) the Equity Financing Conversion Price.  The securities shall otherwise be issued on the same terms as such shares are issued to the lead investor that purchases the securities in the Qualified Equity Financing.  Upon such conversion, Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements having substantially the same terms (other than price) as those agreements entered into by the other purchasers of the securities, subject to Investor’s reasonable review and approval.  Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed along with an indemnity with respect thereto in a form satisfactory to the Company) at the closing of the Qualified Equity Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 6(a), the Outstanding Debt shall be deemed converted and the Company shall have no other obligation to repay the Outstanding Debt, whether or not this Note is delivered for cancellation as set forth in this sentence.

(b) Fractional Shares; Effect of Conversion.  No fractional shares shall be issued upon conversion of the Outstanding Debt.  In lieu of the Company issuing any fractional shares to Investor upon the conversion of the Outstanding Debt, the Company shall pay to Investor an amount equal to the product obtained by multiplying the Equity Financing Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

7. Successors and Assigns.  Subject to the restrictions on transfer described in Sections 9 and 11 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor. Any such amendment, waiver or modification effected in accordance with this paragraph shall be binding upon the Company and Investor.

9. Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect, as applicable). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  This Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and the Premium Payment and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.  Notwithstanding the foregoing, Investor may assign this Note or securities into which such Note may be converted to an affiliated entity without the prior written consent of the Company so long as such assignment complies with applicable law.

10. Representations and Warranties.

(a) Investor represents and warrants to the Company that:

(i) Authorization.  Investor has full power and authority to enter into this Note.  This Note constitutes a valid and legally binding obligation of Investor, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(ii) Accredited Investor.  Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(b) The Company represents and warrants to Investor that:

(i) Existence of Company.  The Company is a duly organized Delaware corporation.  Upon the taking of the actions referred to in Section 4.1 of the Purchase Agreement, the Company will be validly existing in all jurisdictions where it conducts its business.

(ii) Authority to Execute.  The execution, delivery and performance by the Company of this Note and any financing statements hereunder are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document of the Company (including its Certificate of Incorporation or Bylaws) or of any agreement or contractual restrictions binding upon or affecting the Company or any of its property and need no further stockholder or creditor consent.

(iii) No Stockholder Approval Required.  No approval of the Company’s stockholders is required for the issuance of this Note, the granting of the security interest hereunder or the issuance of any shares of stock upon conversion of this Note.

(iv) Binding Obligation.  Upon the taking of the actions referred to in Section 4.1 of the Purchase Agreement, this Note will be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(v) Litigation.  Except as previously disclosed to Investor, no litigation or governmental proceeding is pending or threatened against the Company which may have a materially adverse effect on the financial condition,  operations or prospects of the Company, and to the knowledge of the Company, no basis therefore exists.

(vi) Intellectual Property.  To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

11. Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part (other than by operation of law) by the Company without the prior written consent of Investor.

12. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto, or at such other address or facsimile number as a party shall have furnished to the other party in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13. Employees and Agents.  Investor may take any action hereunder by or through agents or employees so long as such agents or employees are duly authorized to so act on behalf of the Investor.

14. Payment.  Payment shall be made in lawful tender of the United States.

15. Pari Passu Notes.   Investor acknowledges and agrees that the payment of the Outstanding Debt under this Note shall be pari passu in right of payment, to the notes issued to SAIL Venture Partners, LP (“SAIL” or “Noteholder”), dated March 30, 2009 and May 19, 2009 in the aggregate principal amount of $450,000 (collectively, the “SAIL Note”), as provided for in the Intercreditor Agreement, dated as of the date hereof, between Investor and SAIL.

16. Relationship Between Noteholders.  For so long as this Note and either SAIL Note are outstanding, Investor covenants to consult with and act in concert with SAIL, or the registered holder of the SAIL Notes in exercising any rights and remedies available to it under the Uniform Commercial Code (the “UCC”) and Section 5 of this Note and Section 5 of the Purchase Agreement and (ii) either Investor or SAIL, individually, may act on behalf of both Investor and SAIL under the terms of this Note in the event SAIL has the written consent of Investor to so act.  In the event this Note remains outstanding but either SAIL Note is not outstanding, (i) all rights and remedies of Investor under this Note shall remain applicable to the Investor and (ii) all action required under this Note to be taken by both Investor and SAIL may be taken solely by the Investor.

17. Expenses; Waivers.  If this Note is not paid when due and Investor takes any action to enforce Investor’s rights hereunder, the Company shall promptly pay upon demand by Investor all such reasonable costs of collection, including reasonable attorneys’ fees, whether or not litigation is commenced.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.  The Company also shall pay for all attorney’s fees incurred by Investor related to the drafting and preparation of this Note.

18. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

19. Effectiveness.  This Note shall become effective upon the execution by the Company and Investor.

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The Company has caused this Note to be issued as of the date first written above and agrees to all the terms set forth above.

CNS RESPONSE, INC.

By:
Name:	George Carpenter
Its:	Chief Executive Officer

Address:	2755 Bristol Street, Suite 285
Costa Mesa, CA 92626

Accepted and agreed:

INVESTOR:

     Mr. John Pappajohn

Address:	2166 Financial Center Des Moines, IA 50309